EXHIBIT 23.23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 25, 1999, except for Note 8, as to which the date is June 30, 1999 with respect to the financial statements of The Internet Ramp (A Division of Rapid Data, Inc.) included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-96041) and related Prospectus of OneMain.com, Inc. for the registration of its Common Stock.

                                                /s/ Ernst & Young LLP

McLean, Virginia
February 10, 2000